UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Prestige Furnishing.Com, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	2844	26-0641026
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

7500 W. Lake Mead Bl.#9-600
Las Vegas, NV	89128
(Name and address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (702) 561-6045

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

COPIES OF COMMUNICATIONS TO:
PRESTIGE FURNISHING.COM, INC.
Attn: Meir Bram, President
7500 W. Lake Mead Bl.#9-600, Las Vegas, NV 89128
Ph: (702) 561-6045

CALCULATION OF REGISTRATION FEE

TITLE OF EACH		PROPOSED	PROPOSED
CLASS OF		MAXIMUM	MAXIMUM
SECURITIES		OFFERING	AGGREGATE	AMOUNT OF
TO BE	AMOUNT TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED	SHARE	PRICE (1)	FEE
Common Stock	5,232,500	$0.02(1)	$104,650	$5.84(2)

(1)	This price was arbitrarily determined by our Directors
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated June 1, 2009

PROSPECTUS
PRESTIGE FURNISHING.COM, INC.
A Private Offering of Shares of Common Stock
Maximum Offering: 5,232,500 Shares ($104,650)
Offering Price: $0.02 US per Share

The selling shareholders named in this prospectus are offering up to 5,232,500 shares of common stock offered through this prospectus.  We will not receive any proceeds from this offering and have not made any arrangements for the sale of these securities.  We have, however, set an offering price for these securities of $0.02 per share.  We will use our best efforts to maintain the effectiveness of the resale registration statement from the effective date through and until all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 promulgated under the Securities Act of 1933.

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock are traded on the NASD Over-The-Counter Bulletin Board.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling shareholders.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this Prospectus entitled "Risk Factors."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Offering Date June 1, 2009

Page
Summary	7
Risk Factors	9
Risks Related To Our Financial Condition and Business Model	9
If we do not obtain additional financing, our business will fail	9
Because we will need additional financing to fund our activities, our auditors believe there is substantial doubt about our ability to continue as a going concern	9
Because we have only recently commenced business operations, we face a high risk of business failure	9
Because our executive officers have limited training specific to the technicalities of managing a business, there is a higher risk our business will fail	9
Because of the unique difficulties and uncertainties inherent in the Beauty industry, we face a high risk of business failure	9
Because we anticipate our operating expenses will increase at a quicker rate than revenues, we may never achieve profitability	9
Because our president has agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	9
Because our president, Mr. Meir Bram, owns 58.8% of our outstanding common stock and serves as one of two directors, investors may find that corporate decisions influenced by Mr. Meir Bram are inconsistent with the best interests of other stockholders	9
Because our president, Mr. Meir Bram, owns 58.8% of our outstanding common stock the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.	10
Speculative Nature of Furniture Industry	10
An economic downturn could result in a decrease in our sales and earnings.	10
Loss of market share due to competition would result in a decrease in our future sales and earnings.	10
Failure to forecast demand or respond to changes in consumer tastes and fashion trends in a timely manner could result in a decrease in our future sales and earnings.	10
Failure to achieve our projected mix of product sales could result in a decrease in our future sales and earnings.	10
Business failures of large dealers and customers could result in a decrease in our future sales and earnings.	11
Distribution realignments and cost savings programs can result in a decrease in our near-term sales and earnings.	11
Manufacturing realignments could result in a decrease in our near-term earnings.	11
Increased reliance on offshore sourcing of our products subject us to changes in local government regulations and currency fluctuations which could result in a decrease in our earnings.	11
Our Operations depend increasingly on production facilities located outside the United States which are subject to increased risks of disrupted production which could cause delays in shipments, loss of customers and decreases in sales and earnings.	11
Fluctuations in the price, availability and quality of raw materials could cause delay which could result in a decrease in our sales and increase costs which would result in a decrease in our earnings.	11
We are subject to litigation and environmental regulations that could adversely impact our sales and earnings.	12
Future acquisitions and investments could result in dilution to our earnings per share and a decrease in the valuation of our Common Stock.	12
Impairment of long-lived assets, goodwill and intangibles would result in a decrease in our earnings.	12

Certain anti-takeover provisions and preferred stock issuances could result in a decrease in a potential acquirer’s valuation of our Common Stock.	12
Our growth strategy includes the ongoing development of our website. If we are not able to effectively generate traffic to our website and manage the growth of our online store, our ability to grow and our profitability could be adversely affected.	12
Loss of funding sources would adversely impact our business.	12
Reduced trade credit terms could impact our cash flow.	13
Market Risks	13
Liquidity of Underlying Furniture Investments	13
Competitiveness of Industry	13
Operating Risks	13
Furniture-related Risks	14
Unspecified Investments	14
Limited Operating History	14
Uninsured Losses, Natural Disasters and Terrorism	14
Competition with Affiliated Business Ventures	14
Time Devoted to Other Ventures	14
Management of Potential Growth	15
Limitations of Liability	15
Key Persons	15
Risks Related To Legal Uncertainty	15
Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.	15
Risks Related To This Offering	16
If a market for our common stock does not develop, shareholders may be unable to sell their shares	16
If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline	16
Because we will subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board the level of trading activity in our stock may be reduced.	16
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	16
Forward-Looking Statements	17
Use of Proceeds	17
Determination of Offering Price	17
Dilution	17
Selling Shareholders	17
Plan of Distribution	20
Description of Securities	21
Interest of Named Experts and Counsel	22
Description of Business	23
Legal Proceedings	23
Market for Common Equity and Related Stockholder Matters	23
Financial Statements	25
Plan of Operations	26
Changes in and Disagreements with Accountants	27
Directors and Executive Officers, promoters and Control Persons	27
Executive Compensation	28
Security Ownership of Certain Beneficial Owners and Management	30
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	30

Summary

The Company

We are a Nevada corporation, incorporated on June 4, 2007. Our principal offices are located at 7500 W. Lake Mead Bl. #9-600, Las Vegas, NV 89128

We are in the business on online furniture sales.  Our business is currently operational and we have begun to implement our business plan.  Our business plan clearly spells out our goal to be a major force in the furniture industry.  We seek to establish ourselves as one of the top, online furniture sales companies in the United States by providing quality furnishings, premier customer service and allow 24/7 access to consumers.

•
By developing a comprehensive Web presence, we will avoid the high cost of retail locations that typically run in size from 50,000 square feet to 100,000 square feet at a cost anywhere from $2.00 per square foot and higher for a business operation such as ours.

•	All furniture will be imported from China with the advantage of the owner’s family being based there, serving as the buying agent, thereby ensuring efficient provisioning of the orders placed.

•
The cost of a 2400 square foot shipping container better known as a HQ container can hold approximately $20,000.00 to $50,000.00 worth of goods depending on the size of the goods.  A container of this nature would cost approximately $2,400.00 to ship to the United States.  The company will still enjoy a markup of 300 to 500% at retail after shipping expenses and still maintain a competitive edge.

•	Minimal storage expenses will be needed as product is only ordered when a client makes and pays for a purchase.

•	The majority of our business is conducted online and is dependent on our ability to develop and maintain the website “Restigefurnishing.com”. As an internet based business minimal staff is needed.

•	All furniture will be prepaid and will not carry any debt.

On occasion, we may, depending upon the particulars of a product make special purchases and pass the savings on to our customers.  By negotiating a better price due to quantity or manufacturer close outs we can stay ahead of our competition,

The Offering

Securities Being Offered	Up to 5,232,500 shares of our common stock.

Offering Price and Alternative Plan of Distribution
The offering price of the common stock is $0.02 per share.  We intend to apply to the NASD over-the-counter bulletin board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders.  The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

Minimum Number of Shares To Be Sold in This Offering	None

Securities Issued and to be Issued
7,232,500 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders. There will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	From Inception on June 4, 2007 Through March 31, 2009 (unaudited)	From Inception on June 4, 2007 Through December 31, 2008 (audited)
Cash	$4,782	$4,833
Total Assets	77,305	77,356
Liabilities	65,425	59,313
Stockholder’s Equity (Deficit)	11,880	18,043
Statement of Operations
Revenue	$7,703	$7,703
Net Loss for Reporting Period	97,770	$91,607

RISK FACTORS

AN INVESTMENT IN THE SECURITIES OFFERED HEREIN IS HIGHLY SPECULATIVE AND SUBJECT TO A HIGH DEGREE OF RISK.  ONLY THOSE WHO CAN BEAR THE RISK OF THE ENTIRE LOSS OF THEIR INVESTMENT SHOULD PARTICIPATE, PROSPECTIVE INVESTORS SHOULD CAREFULLY7 CONSIDER THE FOLLOWING FACTORS, AMONG OTHERS, PRIOR TO MAKING AN INVESTMENT IN THE SHARES DESCRIBED HEREIN.

THE RISK FACTORS SET FORTH IN THIS SECTION ARE NOT INTENDED TO BE AN EXHAUSTIVE LIST OF THE RISKS RELATED TO AN INVESTMENT IN THE SHARES.

If we do not obtain additional financing, our business will fail

As of March 31, 2009, we had cash in the amount of $4,782. Our cash on hand will allow us to proceed with our business plan. We will require additional financing to sustain our business operations if we are not successful in earning significant revenues once our business plan is enacted.

Because we will need additional financing to fund our continuing expansion, our accountants believe there is substantial doubt about our ability to continue as a going concern

We have incurred a net loss of $97,770 for the period from our inception, June 4, 2007, to March 31, 2009, and have minimal sales.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new business ventures and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We have just begun the initial stages of our business plan.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully.  We were incorporated on June 4, 2007, became effective June 4, 2007 and to date have been involved primarily in organizational activities. We have earned minimal revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our president, Mr. Meir Bram owns 58.8% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Bram are inconsistent with the best interests of other stockholders.

Mr. Meir Bram is our president, chief financial officer and a director.  He owns 58.8% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Meir Bram may still differ from the interests of the other stockholders.

Because our president, Mr. Meir Bram owns 58.8% of our outstanding common stock, the market price of our shares would most likely decline if he were to sell a substantial number of shares all at once or in large blocks.

Our president, Mr. Meir Bram owns 4,250,000 shares of our common stock which equates to 58.8% of our outstanding common stock.  There is presently no public market for our common stock and we plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  If our shares are publicly traded on the over-the-counter bulletin board, Mr. Meir Bram will eventually be eligible to sell his shares publicly subject to the volume limitations in Rule 144.  The offer or sale of a large number of shares at any price may cause the market price to fall.  Sales of substantial amounts of common stock or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

Speculative Nature of Furniture Industry

Our operating results are subject to quarterly and annual fluctuations as a result of a number of factors in the furniture industry.  Such factors are set forth below.  We may amend or supplement these risk factors from time to time in other reports we file with the Securities and Exchange Commission in the future.

An economic downturn could result in a decrease in our sales and earnings.

The furniture industry is subject to cyclical variations in the general economy and to uncertainty regarding future economic prospects.  Economic downturns could affect consumer spending habits by decreasing the overall demand for home furnishings.  Such events would also impact retailers, our primary customers, resulting in a decrease in our sales and earnings.

Loss of market share due to competition would result in a decrease in our future sales and earnings.

The furniture industry is highly competitive and fragmented.  We compete with many other manufacturers and retailers some of which offer widely-advertised, well-known, branded products, and large retail furniture dealers who offer their own store-branded products.  The highly competitive nature of the industry means we are constantly subject to the risk of losing market share.  As a result, we may not be able to maintain or to raise the prices of our products in response to such inflationary pressures as increasing costs.  Also due to the large number of competitors and their wide range of product offerings, we may not be able to differentiate our products (through styling, finish and other construction techniques) from those of our competitors.  Large retail furniture dealers have the ability to obtain offshore sourcing on their own.

Failure to forecast demand or respond to changes in consumer tastes and fashion trends in a timely manner could result in a decrease in our future sales and earnings.

Residential furniture is a highly styled product subject to fashion trends and geographic consumer tastes.  Consumer tastes and fashion trends can change rapidly.  If we are unable to anticipate or respond to changes in consumer tastes and fashion trends in a timely manner or to otherwise forecast demand accurately, we may lose sales and face excess inventory (both raw materials and finished goods).  Disposal of excess inventory may result in a decrease in sales and earnings.

Failure to achieve our projected mix of product sales could result in a decrease in our future sales and earnings.

Some of our products are sold for a higher profit than other of our products.  An increase in the sales of our lower profit products at the expense of the sales of our higher profit products could result in a decrease in our earnings.

Business failures of large dealers and customers could result in a decrease in our future sales and earnings.

Although we have no customers who individually represent 10% or more of our total annual sales, the possibility of business failures of large customers could result in a decrease in our future sales and earnings.

Distribution realignments and cost savings programs can result in a decrease in our near-term sales and earnings.

At times, it is necessary that we discontinue certain relationships with customers (retailers) who do not meet our growth and profitability standards.  Until realignment is established, there can be a decrease in near-term sales and earnings.  We continually review relationships with our customers (retailers) and future realignments are possible based upon such ongoing reviews.

Manufacturing realignments could result in a decrease in our near-term earnings.

We continually review our domestic manufacturing operations and offshore (import) sourcing capabilities.  Effects of periodic manufacturing realignments and cost savings programs could result in a decrease in our near-term earnings until the expected cost reductions are achieved.  Such programs can include the consolidation and integration of facilities, functions, systems and procedures.  Certain products may also be shifted from domestic manufacturing to offshore sourcing.  Such actions may not be accomplished as quickly as anticipated and the expected cost reductions may not be achieved in full.

Increased reliance on offshore sourcing of our products subject us to changes in local government regulations and currency fluctuations which could result in a decrease in our earnings.

During recent years, we have been increasing our offshore capabilities to provide flexibility in product programs and pricing to meet competitive pressures.  The mix of product lines has been moving from domestically manufactured to offshore sources.  Risks include changes in local government regulations and policies, including those related to tariffs and trade barriers, investments, taxation, exchange controls and repatriation of earnings.  Changes in the relative values of currencies could increase our costs and decrease our earnings

Our Operations depend increasingly on production facilities located outside the United States which are subject to increased risks of disrupted production which could cause delays in shipments, loss of customers and decreases in sales and earnings.

We have placed more production in emerging markets to capitalize on market opportunities and to minimize our costs.  Our international production operations could be disrupted by a natural disaster, labor strike, war, political unrest, terrorist activity or public health concerns, particularly in emerging countries that are not well-equipped to handle such occurrences.  Our production abroad may also be more susceptible to changes in laws and policies in host countries and economic and political upheaval than our domestic production.  Any such disruption could cause delays in shipments of products, the loss of customers and decreases in sales and earnings.

Fluctuations in the price, availability and quality of raw materials could cause delay which could result in a decrease in our sales and increase costs which would result in a decrease in our earnings.

Fluctuations in the price, availability and quality of the raw materials in our furniture could have a negative effect on our cost of sales and ability to meet the demands o four customers (retailers).  Inability to meet the demands of our customers could result in the loss of future sales.  The furniture is made of various types of wood, fabrics, leathers, glass, upholstered filling material, steel and other raw materials.  The costs to manufacture furniture depend in part on the market prices of the raw materials used to produce the furniture.  We may not be able to pass along to our customers all or a portion of the costs of higher raw materials due to competitive and marketing pressures.

We are subject to litigation and environmental regulations that could adversely impact our sales and earnings.

We are, and may in the future be, a party to legal proceedings and claims, including those involving product liability and environmental matters, some of which claim significant damages.  We face the business risk of exposure to product liability claims in the event that the use of any of our products results in personal injury or property damage.  In the event any of our products prove to be defective, we may be required to recall or redesign such products.  We maintain insurance against product liability claims, but there can be no assurance such coverage will continue to be available on terms acceptable to us or such coverage will be adequate for liabilities actually incurred.  We also are, and may in the future be, a party to legal proceedings and claims arising our of certain dealer terminations as we continue to re-examine and realign our retail distribution strategy.  Given the inherent uncertainty of litigation, we can offer no assurance that future litigation will not have a material adverse impact.  We are also subject to various laws and regulations relating to environmental protection and the discharge of materials into the environment and we could incur substantial costs as a result of the noncompliance with or liability for cleanup or other costs or damages under environmental laws.

Future acquisitions and investments could result in dilution to our earnings per share and a decrease in the valuation of our Common Stock.

As part of our business strategy, we may make acquisitions and investments in businesses that offer complementary products.  Risks commonly encountered in acquisitions include the possibility that we pay more than the acquired company or assets are worth, the difficulty of assimilating the operations and personnel of the acquired business, the potential disruption of our ongoing business and the distraction of our management from ongoing business.  Consideration paid for future acquisitions could be in the form of cash or stock or a combination thereof.  Dilution to existing stockholders and to earnings per share may result in connection with any such future acquisition.

Impairment of long-lived assets, goodwill and intangibles would result in a decrease in our earnings.

Accounting rules require that long-lived assets, goodwill and intangible assets be evaluated for impairment at least annually.  We have substantial long-lived assets, goodwill and trademarks, which based upon the outcome of such evaluations has resulted and could in the future result in the write-down of all or a portion of these assets and a corresponding reduction in our earnings and net worth.

Certain anti-takeover provisions and preferred stock issuances could result in a decrease in a potential acquirer’s valuation of our Common Stock.

Certain provisions of our Certificate of Incorporation could make it more difficult for a third party to acquire control of us, even if such change in control would be beneficial to our stockholders.  Also, our Certificate of Incorporation allows us to issue preferred stock without stockholder approval.  Such issuances could also make it more difficult for a third party to acquire us.  In addition, we have a shareholders’ rights plan which could make it more difficult for a third party to acquire us.

Our growth strategy includes the ongoing development of our website.  If we are not able to effectively generate traffic to our website and manage the growth of our online store, our ability to grow and our profitability could be adversely affected.

Our growth in part depends on our ability to generate online traffic and sales and to operate the online store successfully.  Our ability to attract new customers, identify customer patterns and purchase history is a factor in our ability to grow successfully.  Increased demands on our operational, managerial and administrative resources could cause us to operate our business less effectively, which in turn could cause deterioration in our profitability.

Loss of funding sources would adversely impact our business.

Access to funding through the financial markets is important to our business operations and if we are unable to maintain such access we could experience an adverse effect on our business and financial results.  Failure to maintain satisfactory financial performance could adversely affect our access to the financial markets or increase our financing costs.

Reduced trade credit terms could impact our cash flow.

Part of our short term funding is from vendors who extend us payment terms.  If industry fundamentals or practices cause a shortening or elimination of these terms the upfront need for cash would reduce our cash position.

Market Risks

Downward changes in the economy, whether local, national or international, can have significant adverse effects on the valuation of real estate in which the Company will be the owner or a significant investor.  Changes in the local or regional economies in which we will invest are possible and are totally out of our control.  There can be no assurances that the local or regional economy will continue to compliment our real estate investment.

Liquidity of Underlying Furniture Investments

The Company’s investments will be highly illiquid because real furniture investments sometimes require a substantial amount of time to sell or liquidate.  A decision on our part to sell any particular piece of furniture may delay or prevent us from generating revenue as we may be unable to dispose of the furniture when we need to do so in order to generate cash, or to liquidate the Company.  Furthermore, our investments may be difficult to value because the Company will invest in illiquid investments for which it is highly unlikely there will ever be a public market.
Notwithstanding the amount of due diligence which may be carried out by our management prior to our investment in any particular item, any one or all of our investments may nevertheless fail for a variety of reasons which may not be foreseeable or avoidable by our management.

Competitiveness of Industry

We may be competing with other furniture dealers, investment partnerships, as well as with individuals, insurance companies, lending institutions, banks and other entities engaged in furniture acquisition and sales.

The furniture industry is highly competitive.  We compete for desirable pieces, financing, employees and other resources.  We compete against numerous manufacturers and others in the furniture business, many of which are larger and have greater financial resources and better access to capital markets than us.  We compete on the basis of a complete package of options we will offer to our customers, as well as management’s reputation for fair pricing and quality.  We also compete with other owners and operators of furniture companies for buyers.

There can be no assurance that any competitors will not develop and offer programs similar or even superior to, the programs which we offer.  Such competitiveness is likely to bring both strong price and quality competition to the sale of our programs.  This will mean, among other things, increased costs in the form of marketing and customer services, along with a reduction in pricing in sales.  Generally, this will have a significant negative effect on our business.

We believe that our ability to compete successfully the furniture market depends on a number of factors, including market presence, the adequacy of our customer support services, our competitors, our referral sources and industry and general economic trends.  There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully.

Operating Risks

Although Shareholders will not be bound by or be personally liable for the expenses, liabilities or obligations of the Company or otherwise be at risk financially beyond the value of their initial investment, should the Company suffer a deficiency in funds with which to meet its obligations, the Shareholders as a whole may lose their entire investment in the Company.

Furniture-related Risks

Investments in the furniture industry carry inherent risks, such as environmental challenges, zoning changes, public protests and shifts in user tastes.  Although we will attempt to anticipate such risks, we cannot anticipate every potentially adverse event.  Should we fail to do so, our ability to successfully continue as a business may be adversely affected.

Unspecified Investments

We have not identified the entire inventory in which we intend to invest.  There can be no assurance that any purchase of, of investment in, any inventory will be consummated.  At present, a prospective investor has no assurances as to the identity of any inventory to be acquired by the Company or other relevant economic and financial data that, if known, would be of assistance in evaluating the merits of investing in the Company.  There can be no assurance that any furniture which may be acquired by the Company in the future will produce income or will increase in value, or that desirable inventory meeting our investment objectives and policies can be acquired on financially attractive terms.  Additionally, there can be no assurance as to if and when the proceeds of the Offering may be fully invested in furniture inventory.

Limited Operating History

The Company is newly formed.  Due to our short operating history, there is little information upon which to base an evaluation of our business and prospects.  We lack any meaningful financial history against which a potential investor can judge our performance or that, if known, would be of assistance in evaluating our business prospects or the merits of investing in the Company.  Consequently, our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.  Some of these risks and uncertainties relate to our ability to acquire, develop, market and sell our real inventory, and to attract, retain and motivate qualified personnel.  To address these risks, we must successfully implement our business plan and marketing strategies.  We may not, however, be able to successfully implement all or some parts of our business strategies or successfully address the risks and uncertainties that we encounter.  There can be no assurance that we will be successful in fully implementing our business plan or that, even if we are able to do so, it will produce income or will increase in value, or that we will be able to sell all or part of any of our projects on financially attractive terms so as to become profitable.

Uninsured Losses, Natural Disasters and Terrorism

The Company may suffer casualty or loss that is uninsured.  Furniture Investments are subject to natural disasters, such as floods and earthquakes, which may not be covered by insurance.  A terrorist attack in any market where we invest would likely have an adverse impact on the regional economy.  Terrorism may also not be covered by insurance.

Competition with Affiliated Business Ventures

The Company also may be competing with the President and certain affiliates of the President.  He may be engaged in other business ventures involving the furniture industry, either for his own account or for the account of others, and neither the Company nor any of the Shareholders will be entitled to any interest therein.

The President and/or his affiliates may be in the future the managers of other furniture ventures, including additional ventures with the same or similar investment objectives as ours.  The President may engage in business ventures of any other nature and description, independently or with others, whether or not such business ventures compete with our business, and neither the Company nor the Shareholders thereof will have any rights in or to such ventures, or the income or profits that may be derived therefrom.  The pursuit of such ventures, even if competitive with our business, shall not be deemed wrongful or improper.  Competition from other such ventures may adversely affect our ability to become profitable.

Time Devoted to Other Ventures

The President will devote only that portion of their time, which, in his judgment and experience, is reasonably required for the management of the operation of the Company and its business.  The President may have conflicts of interest in allocating management time, services and functions among the Company and any present and future ventures which are or may be organized by the President and/or his affiliates.

The President will not be required to manage the Company as his sole and exclusive function, and will have other business interests and engage in other activities in addition to those relating to the Company.  This includes rendering advice or services of any kind to other investors and making or managing other furniture investments.  Neither the Company nor any of the Shareholders shall have the right in or to such other ventures or activities, or to the income or proceeds derived therefrom.  The demands of other ventures upon our President may adversely affect our ability to become profitable.

Management of Potential Growth

To manage any future growth, we must continue to implement and improve our operational and financial systems and to create, train and manage our employee base.  We can provide no assurance that we will be able to effectively manage the expansion of our operations, or that our infrastructure, facilities, systems, procedures or controls will be adequate to support our operations.  Our inability to effectively manage our future growth could have a material adverse effect on our business and on our ability to become and remain profitable.

There can also be no assurance that our infrastructure and resources will be adequate to facilitate our growth.  We believe that our ability to expand our business will largely depend on our and our President’s ability to attract, identify, train, integrate and retain qualified personnel.  Failure to provide adequate personnel could therefore have a material adverse effect on our business and on our ability to succeed.

Limitations of Liability

Under Nevada law, our Articles of Incorporation and our bylaws, none of our officers, directors, employees, attorneys, accountants and agents are liable to the Company or the Shareholders for any acts they perform in good faith, or for any non-action or failure to act, except for acts of fraud, willful misconduct or gross negligence.  Our Articles and bylaws provide that will indemnify the President and each of our employees, attorneys, Accountants and agents from any claim, loss, cost, damage liability and expense by reason of any act undertaken or omitted to be undertaken by the President, unless the act performed or omitted to be performed constitutes fraud, willful misconduct or gross negligence.

Key Persons

The success of the Company is partially dependent upon the expertise of the President.  We do not have an employment agreement with our President, nor will we purchase key person insurance on his life.  The departure of our President, for whatever reason, may thus impact our profitability.

Because new legislation, including the Sarbanes-Oxley Act of 2002, increases the cost of compliance with federal securities regulations as well as the risks of liability to officers and directors, we may find it more difficult for us to retain or attract officers and directors.

The Sarbanes-Oxley Act of 2002 was enacted in response to public concerns regarding corporate accountability in connection with recent accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, to provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies, and to protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. The Sarbanes-Oxley Act generally applies to all companies that file or are required to file periodic reports with the SEC, under the Securities Exchange Act of 1934.  Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act and it is costly to remain in compliance with the federal securities regulations.  Additionally, we may be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.  Significant costs incurred as a result of becoming a public company could divert the use of finances from our operations resulting in our inability to achieve profitability.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

A market for our common stock may never develop.  We currently plan to apply for quotation of our common stock on the NASD over-the-counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, our shares may never be traded on the bulletin board, or, if traded, a public market may not materialize.  If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering 5,232,500 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.  The outstanding shares of common stock covered by this prospectus represent 72.3% of the common shares outstanding as of the date of this prospectus.

Because we will be subject to the “Penny Stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on NASDAQ). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board.  In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 or 60 day grace period if we do not make our required filing during that time.  If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Forward-Looking Statements

Some of the statements in this Offering Memorandum are “forward-looking statements.”  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “intends”, or “continues”, or the negative of these terms or other comparable terminology.  Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements.

Forward-looking statements, including pro forma and forecasted statements are based on a number of assumptions as to future events that are inherently uncertain and subjective.  No representation or warranty is made as to whether such assumptions will be proved to be correct or whether future results will occur as projected.  The Company’s independent certified public accountants have not examined, reviewed or compiled any of the pro forma or forecasted statements.  The forward-looking statements have been prepared solely by management and do not comply with any guidelines established by the American Institute of Certified Public Accountants or any other similar authority.  Because the Company is in the development stage and has a limited history of operations, estimates as to future performance are subject to a high degree of uncertainty.  There can be so assurances that any of the expected results will be attained.  Actual results could differ from those currently anticipated due to a number of factors, including those identified under “RISK FACTORS” and elsewhere in this Memorandum and those differences may be material and adverse.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 5,232,500 shares of common stock offered through this prospectus. All of the shares were acquired from us by the selling shareholders in offerings that were exempt from registration pursuant to Rule 903(C)(3) of Regulation S of the Securities Act of 1933.  The selling shareholders purchased/received their shares in two offerings completed on June 5, 2007, and September 16, 2008, respectively.

The following table provides information regarding the beneficial ownership of our common stock held by each of the selling shareholders as of March 31, 2009 including:

1.   the number of shares owned by each prior to this offering;
2.   the total number of shares that are to be offered by each;
3.   the total number of shares that will be owned by each upon completion of the offering;
4.   the percentage owned by each upon completion  of the offering; and
5.   the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 7,232,500 shares of common stock outstanding on March 31, 2009.

Name of Selling Shareholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Chris Bonnell	12,500	12,500	Zero	Zero
Meir Bram	4,250,000	2,250,000	2,000,000	27.7%
Moshe Bram	112,500	112,500	Zero	Zero
Donald Conley	125,000	125,000	Zero	Zero
Joyce Dickens	125,000	125,000	Zero	Zero
Brandy Eggleston	25,000	25,000	Zero	Zero
Elbert Foster	50,000	50,000	Zero	Zero
Dan Fox	12,500	12,500	Zero	Zero
Charlie Hazzard	12,500	12,500	Zero	Zero
Chuck Hazzard	12,500	12,500	Zero	Zero
Joseph Herrera	12,500	12,500	Zero	Zero
Misty Hess	50,000	50,000	Zero	Zero
George Hinojosa	287,500	287,500	Zero	Zero
Charles Hudson	262,500	262,500	Zero	Zero
Larry Hudson	25,000	25,000	Zero	Zero
Brent Lincowski	12,500	12,500	Zero	Zero
Ondrea Louden	250,000	250,000	Zero	Zero

John Louden	250,000	250,000	Zero	Zero
Christina Mabanta	12,500	12,500	Zero	Zero
Maria Martinez	12,500	12,500	Zero	Zero
Frank McFarland	50,000	50,000	Zero	Zero
Willie McGhee	75,000	75,000	Zero	Zero
Walter Oakley	300,000	300,000	Zero	Zero
Rick Prince	12,500	12,500	Zero	Zero
Taylor Prince	12,500	12,500	Zero	Zero
Kevin Roberts	12,500	12,500	Zero	Zero
Nathan Roberts	12,500	12,500	Zero	Zero
Amanda Rollen	12,500	12,500	Zero	Zero
David Rollen	12,500	12,500	Zero	Zero
George Sharp	20,000	20,000	Zero	Zero
Ryan Tanis	25,000	25,000	Zero	Zero
Mercedes Terrell	12,500	12,500	Zero	Zero
Chris Townsend	37,500	37,500	Zero	Zero
Crystal Townsend	37,500	37,500	Zero	Zero
Richard Villanueva	12,500	12,500	Zero	Zero
Judd W Wise Living Trust	250,000	250,000	Zero	Zero
Henry Woodward III	50,000	50,000	Zero	Zero
Wen Xu	275,000	275,000	Zero	Zero
Chester Zajac	100,000	100,000	Zero	Zero

Other than as set forth below, none of the selling shareholders: (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors:

Meir Bram

Meir Bram and Xifeng Bram are married

SECURITY OWNERSHIP OF MANAGEMENT &
CERTAIN BENEFICIAL OWNERS

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class (authorized)

Current Executive Officers and Directors
Common	Meir Bram President, Director 7500 W. Lake Mead Bl. #9 Las Vegas, Nevada 89102	4,250,000 shares	4.7%
Total of all directors and executive officers		4,250,000 shares	4.7%
Total issued and outstanding common shares		7,232,500 shares	8.0%
Total authorized common shares		90,000,000 shares	100%

•	The percent of class is based on 90,000,000 shares of common stock authorized as of March 31, 2009

•
As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).  In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;
2.	in privately negotiated transactions;
3.	through the writing of options on the common stock;
4.	in short sales, or;
5.	in any combination of these methods of distribution.

The sales price to the public is fixed at $0.02 per share until such time as the shares of our common stock become traded on the NASD Over-The-Counter Bulletin Board or another exchange.  Although we intend to apply for quotation of our common stock on the NASD Over-The-Counter Bulletin Board, public trading of our common stock may never materialize.  If our common stock becomes traded on the NASD Over-The-Counter Bulletin Board, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.  In these circumstances, the sales price to the public may be:

1.   the market price of our common stock prevailing at the time of sale;
2.   a price related to such prevailing market price of our common stock, or;
3.   such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions.  Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.
We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	not engage in any stabilization activities in connection with our common stock;
2.	furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;
3.	not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Description of Securities
Common Stock

We have 90,000,000 common shares authorized, with a par value of $0.001 per share, of which 7,232,500 shares were outstanding as of March 31, 2009.

Voting Rights

Holders of common stock have the right to cast one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors.  There is no right to cumulative voting in the election of directors.  Except where a greater requirement is provided by statute or by the Articles of Incorporation, or by the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of a majority of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is also required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be when issued, fully paid and non-assessable.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business, or;

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be    needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Warrants

To date, we have not issued any warrants.

Stock Option Grants

To date, we have not granted any stock options.

Preferred Stock

We have 10,000,000 authorized shares of “blank check” preferred stock with a par value of $0.001 per share authorized, of which no shares were outstanding as of March 31, 2009.  Our Articles of Incorporation provide our board of directors with the power to issue and fix the terms of any preferred stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

As of July 7, 2008, our transfer agent is Quicksilver Stock Transfer Agency of Las Vegas, Nevada.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Wendy E. Miller, our independent legal counsel, has provided an opinion on the validity of our common stock.

Moore & Associates, Chtd,, Certified Public Accountants, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Moore & Associates, Chtd. has presented their report with respect to our audited financial statements.  The report of Moore & Associates, Chtd. is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

We are in the business on online furniture sales.  Our business is currently operational and we have begun to implement our business plan.  Our business plan clearly spells out our goal to be a major force in the furniture industry.  We seek to establish ourselves as one of the top, online furniture sales companies in the United States by providing quality furnishings, premier customer service and allow 24/7 access to consumers.

The majority of our business is conducted online and is dependant on our ability to develop and maintain the website “Prestigefurnishing.com”.

Employees

Although we use casual labor from time to time, our only employees are Meir Bram and Xifeng Bram.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Legal Proceedings

From time to time, we may be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

We are not a party to any litigation, nor are we aware of any pending or threatened claims as of the date of this Offering Memorandum.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock.

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have thirty-nine (39) holders of record of our common stock.

Rule 144 Shares
None of our common stock is currently available for resale to the public under Rule 144.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least 180 days is entitled to sell his or her shares.  However, Rule 144 is not available to shareholders for at least one year subsequent to an issuer that previously met the definition of Rule 144(i)(1)(i) having publicly filed, on Form 8K, the information required by Form 10.

As of the date of this prospectus, although selling shareholder have held their shares for more than 180 days , it has not been at least one year since the company filed the Form 10 Information on Form 8K as contemplated by Rule 144(i)(2) and (3).  Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934; and (ii) enable our common stock to be traded on the NASD over-the-counter bulletin board.  We plan to file a Form 8-A registration statement with the Commission to cause us to become a reporting company with the Commission under the 1934 Act. We must be a reporting company under the 1934 Act in order that our common stock is eligible for trading on the NASD over-the-counter bulletin board.  We believe that the registration of the resale of shares on behalf of existing shareholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on a recognized market for the trading of securities in the United States.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors.  In the near future, in order for us to continue with our mineral exploration program, we will need to raise additional capital.  We believe that obtaining reporting company status under the 1934 Act and trading on the OTCBB should increase our ability to raise these additional funds from investors.

Financial Statements

Index to Financial Statements:

Index to Financial Statements:

PRESTIGE FURNISHING.COM INC.
(A Development Stage Company)
Balance Sheets
March 31, 2009 and December 31, 2008

	March 31, 2009	December 31, 2008
	(Unaudited)	(Audited)

Assets
Cash and cash equivalents	$4,782	$4,883
Inventory	$71,408	$71,408
Other assets	$1,115	$1,115
Total current assets	$77,305	$77,356

Liabilities and Stockholders’ Equity

Current liabilities
Loan from Director	$5,050	$3,900
Loan from Oscar Hudson	$50,000	$50,000
Accounts payable	$4,100	$-
Accrued expenses	$6,275	$5,413
Total current liabilities	$65,425	$59,313

Stockholders’ Equity

Preferred stock $0.001 par value;
10,000,000 shares authorized;
None issued
Common stock $0.001 par value;
90,000,000 shares authorized;
7,232,500 shares issued and outstanding at
March 31, 2009; 7,232,500 issued and
outstanding At December 31, 2008	7,232	7,232
Additional paid-in capital	102,418	102,418
Deficit accumulated during development stage	(97,770)	(91,607)

Stockholders’ equity	11,880	18,043

Total stockholders’ equity	$77,305	$77,356

See notes to financial statements

PRESTIGE FURNISHING.COM INC.
(A Development Stage Company)
Statement of Operations
(Unaudited)

			For the Period
	Three Months	Three Months	June 4, 2007
	Ended	ended	(inception) through
	March 31, 2009	March 31, 2008	March 31, 2009

Revenues	$-	$1,564	$7,703
Cost of goods sold	$-	$425	$3,852

Total income (Loss)	$-	$1,139	$3,851

General & admin expenses	$6,163	$1,770	$101,622
Total expenses	$6,163	$1,770	$101,622

Provision for income taxes
Net Loss	$(6,163)	$(631)	$(97,770)

Loss per share basic and
diluted	=	=
	$(0.01)	$(0.01)	$(0.01)

Weighted average number
of common shares
outstanding basic and
diluted	$7,232,500	$4,250,000	$7,232,500

See notes to financial statements

PRESTIGE FURNISHING.COM INC.
(A Development Stage Company)
Statements of Shareholders’ Equity (Deficit)
For the Period from June 4, 2007 (Inception) through March 31, 2009

				Deficit
			Additional	Accumulated	Total
	Common Stock		Paid-in	During The	Stockholders’
	Shares	Amount	Capital	Development Stage	Equity
Inception, June 4, 2007	-	-	-	-	-
June 5, 2007, stock issued for
inventory at $.011765 per share	$4,250,000	$4,250	$45,750	$	$50,000
Net Loss through December 31, 2007				$(35,853)	$(35,843)
Balance December 31, 2007	$4,250,000	$4,250	$45,750	$(35,853)	$14,147
September 16, 2008 stock issued
for cash at $.0.02 per share	$2,982,500	$2,982	$56,668	$	$59,650
Net Loss through December 31, 2008	$-	$-	$-	$(55,754)	$(55,570)
Balance December 31, 2008	$7,232,500	$7,232	$102,418	$(91,607)	$18,043
Net loss through March 31, 2009	=	=	=	$(6,163)	$(6,163)
Balance March 31, 2009	$7,232,500	$7,232	$102,418	$(97,770)	$11,880

See notes to financial statements

PRESTIGE FURNISHING.COM INC.
(A Development Stage Company)
Statements of Cash Flows

			Inception
	Three Months	Three Months	June 4, 2007
	ended	ended	through
	March 31, 2009	March 31, 2008	March 31, 2009
Operating Activities
Net Income (Loss)	$(6,163)	$(631)	$(97,770)
Pre-paid asset	$-	$-	$(1,115)
Accrued Expenses	$862	$862	$6,275
Accounts payable	$4,100	$-	$4,100
Inventory	$-	$-	$(71,408)
Net cash used in operating
activities	$(1,201)	$231	$(159,918)

Investing Activities

Net cash used in investing activities

Financing Activities

Proceeds from sale of common stock	$-	$-	$109,650
Loan from director	$1,150	$-	$5,050
Loan from Oscar Hudson	$-	$-	$50,000
Net cash provided by financing
activities	$1,150	$	$164,700

Net increase (decrease) in cash
and cash equivalents	$(51)	$2,316	$4,782
Cash and cash equivalents at
beginning of period	$4,833	$-	$-
Cash and cash equivalents at
end of period	$4,782	$2,547	$4,782

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

See notes to financial statements

PRESTIGE FURNISHING.COM, INC.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2009

NOTE 1   ORGANIZATION AND DESCRIPTION OF BUSINESS

Prestige Furnishing.Com. Inc. (the Company) was incorporated under the laws of the State of Nevada on June 4, 2007.  The Company was formed to market imported furniture from China through its own web-site on the internet.  The Company, while still in the development stage, is operational. Its activities to date have included organization, capital formation, development of its business plan and raising capital to implement its plan. The Company has minimal sales.

NOTE 2 SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Presentation

The Company’s financial statements are prepared using the accrual method of accounting and have been prepared in accordance with accounting principles generally accepted in the United States.

The Company has elected a tax year end of December 31.

These initial financial statements cover the period of inception, June 4, 2007 through March 31, 2009.They reflect all adjustments that, in the opinion of management, are necessary to present fairly the results of operations for the period presented. All adjustments are of a normal recurring nature, unless otherwise disclosed. The results of operations for the period June 4, 2007 through March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

b.   Basic and Diluted Earnings per Share

In February 1997, the FASB issued SFAS No. 128, “Earnings per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.  The Company has adopted the provisions of SFAS No. 128 effective February 12, 2007 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c.   Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At March 31, 2009, the Company did not have any cash equivalents.

d.  Stockholders’ Equity

The Company accounts for stock transactions with non-employees based on the fair value of the consideration received.  Stock transactions with employees are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable.

e.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.

Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

g.   Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. This cash is on deposit with a large federally insured bank. The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

h.   Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

i.   Recent Accounting Pronouncements

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in =-developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 3   GOING CONCERN

The accompanying financial statements are presented on a going concern basis.  The Company had revenues of $7,703 during the period from June 4, 2007 (inception) to March 31, 2009 and has a deficit accumulated during the development stage as of March 31, 2009 of $97,770.This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans are to raise funds through debt or equity offerings, in order to fund its operations over the next twelve months.

NOTE 4  RELATED PARTY TRANSACTIONS

On June 5, 2007, the Company issued 4,250,000 shares of common stock to its President in return for $50,000 in inventory.

While the company was seeking additional capital, the director advanced funds to the company to pay for organizational costs and other expenses incurred.  These funds are interest free with no specific terms of repayment. The balance due the director on March 31, 2009 was $5,050.

NOTE 5  INCOME TAXES

As of December 31, 2008

Deferred tax assets:
Net operating loss carry forwards	$97,770
Other	-0-
Gross deferred tax assets	29,331
Valuation allowance	(29,331)

Net deferred tax assets	$-0-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company has recorded a valuation allowance for the full amount of the deferred tax asset related to the net operating loss carry-forward.

NOTE 6  NET OPERATING LOSSES

As of March 31, 2009, the Company has a net operating loss carry-forward of approximately $97,770.The net operating loss carry-forward begins to expire twenty years from the date the loss was incurred.

NOTE 7  STOCKHOLDERS’ EQUITY

On June 5, 2007, the company issued a total of 4,250,000 shares of common stock to the president of the Company for $50,000 in inventory at $.011765 cents per share.

On August 8, 2008 the Company commenced a private placement offering of shares of common stock to investors at the offering price of $0.02 cents per share.

On September 16, 2008 the Company issued a total of 2,982,500 shares of common stock to 37 investors for cash at $0.02 cents per share for a net total of $59,650.

The stockholders’ equity section of the Company contains the following classes of capital stock as of March 31, 2009:

•	Common stock, $ 0.001 par value: 90,000,000 shares authorized; 7,232,500 shares issued and outstanding.

•	Preferred stock, $0.001 par value: None issued.

NOTE 8   LOANS PAYABLE

The Company issued an unsecured Promissory note dated June 14, 2007 (the “Note”) to Oscar Hudson, in connection with a $50,000 working capital loan to the company. The terms and conditions of such “Note” allow for the pre-payment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is June 15, 2010. The total accrued interest as of March 31, 2009 is $6,275

There are accounts payables of $4,100 as of March 31, 2009.

NOTE 9  INVENTORY

Inventory consists of the following;

Finished goods	$71,408

Total inventory	$71,408

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Prestige Fumishings.com (A Development Stage Company)

We have audited the accompanying balance sheets of Prestige Fumishings.com (A Development Stage Company) as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2008 and for the period since inception June 4, 2007 through December 31, 2007 and since inception on June 4, 2007 through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in ail material respects, the financial position of Prestige Fumishings.com (A Development Stage Company) as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2008 and for the period since inception June 4, 2007 through December 31, 2007 and since inception on June 4, 2007 through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has an accumulated deficit of $113,015, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Moore & Associates, Chartered
Las Vegas, Nevada March 31,
2009

6490 West Desert Inn Rd. Las Vegas. NV 89146 (702) 253-7499 Fax (702) 253-7501

PRESTIGE FURNISHING.COM INC.
(A Development Stage Company)
Balance Sheets
December 31, 2008 and 2007

	December 31, 2008	December 31, 2007
	(Audited)	(Audited)

Assets
Cash and cash equivalents	$4,833	$2,316
Inventory	$71,408	$64,582
Other assets	$1,115	$1,115
Total current assets	$77,356	$68,023

Liabilities and Stockholders’ Equity

Current liabilities
Loan from Director	$3,900	$1,960
Loan from Oscar Hudson	$50,000	$50,000
Accounts payable	$-	$-
Accrued expenses	$5,413	$1,916
Total current liabilities	$59,313	$53,876

Stockholders’ Equity

Preferred stock $0.001 par value;
10,000,000 shares authorized;
None issued
Common stock $0.001 par value;
90,000,000 shares authorized;
7,232,500 shares issued and outstanding at
December 31, 2008; 4,250,000 issued and outstanding
at December 31, 2007	7,232	4,250
Additional paid-in capital	102,418	45,750

Deficit accumulated during development stage	(91,607)	(35,853)

Stockholders’ equity	18,043	14,147

Total liabilities and stockholders’ equity	$77,356	$68,023

See notes to financial statements

PRESTIGE FURNISHING.COM INC.
(A Development Stage Company)
Statement of Operations

		For the Period	For the Period
	Year	June 4, 2007	June 4, 2007
	Ended	(Inception) through	(Inception) through
	December 31, 2008	December 31, 2007	December 31, 2008

Revenues	$6,033	$1,670	$7,703
Cost of goods sold	$3,017	$835	$3,852

Total income (Loss)	$3,016	$835	$3,851

General & admin expenses	$58,770	$36,688	$95,458
Total expenses	$58,770	$36,688	$95,458

Provision for income taxes
Net Loss	$(55,754)	$(38,853)	$(91,607)

Loss per share basic and
Diluted	=	=	=
	(0.01)	(0.01)	(0.01)

Weighted average number
of common shares
outstanding basic and
diluted

	$7,232,500	$4,250,000	$7,232,500

See notes to financial statements

PRESTIGE FURNISHING.COM INC.
(A Development Stage Company)
Statements of Shareholders’ Equity (Deficit)
For the Period from June 4, 2007 (Inception) through December 31, 2008

						Deficit
					Additional	Accumulated	Total
	Common Stock				Paid-in	During the	Shareholders’
	Shares		Amount		Capital	Development Stage	Equity

Inception, June 4, 2007		-		-	-	-	-
June 5, 2007, stock issued for
Inventory at $.011765 per share		4,250,000		$4,250	$45,750	$	$50,000
Net Loss through December 31, 2007						$(35,853)	$(35,853)
Balance December 31, 2007		4,250,000		$4,250	$45,750	$(35,853)	$14,147
September 16, 2008 stock issued
For cash at $.0.02 per share		2,982,500		$2,982	$56,668	$	$59,650
Net Loss through December 31, 2008	$		$		$	$(55,754)	$(55,754)

Balance December 31, 2008		$7,232,500		$7,232	$102,418	$(91,067)	$18,043

See notes to financial statements

PRESTIGE FURNISHING.COM INC.
(A Development Stage Company)
Statements of Cash Flows

		For the Period	Inception
	Year	June 4, 2007	June 4, 2007
	ended	through	through
	December 31, 2008	December 31, 2007	December 31, 2008
Operating Activities
Net Income (Loss)	$(55,754)	$(35,853)	$(91,067)
Pre-paid asset	$	$(1,115)	$(1,115)
Accrued Expenses	$3,497	$1,916	$5,413
Inventory	$(6,816)	$(64,592)	$(71,408)
Net cash used in operating
activities	$(59,073)	$(99,644)	$(158,717)

Investing Activities

Net cash used in investing activities

Financing Activities

Proceeds from sale of common
stock	$59.650	$-	$109,650
Loan from director	$1,940	$1,960	$3,900
Loan from Oscar Hudson	$-	$50,000	$50,000
Net cash provided by financing
activities	$61,590	$51,960	$163,550

Net increase (decrease) in cash
And cash equivalents	$2,517	$2,316	$4,833
Cash and cash equivalents at
beginning of period	$2,316	$-	$-
Cash and cash equivalents at
end of period	$4,833	$2,316	$4,833

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$-	$-	$-
Income Taxes	$-	$-	$-

See notes to financial statements

NOTE 1   ORGANIZATION AND DESCRIPTION OF BUSINESS

Prestige Furnishing.Com. Inc. (the Company) was incorporated under the laws of the State of Nevada on June 4, 2007.  The Company was formed to market imported furniture from China through its own web-site on the internet.  The Company, while still in the development stage, is operational. Its activities to date have included organization, capital formation, development of its business plan and raising capital to implement its plan. The Company has minimal sales.

NOTE 2 SUMMARIES OF SIGNIFICANT ACCOUNTING POLICIES

a.   Basis of Presentation

The Company’s financial statements are prepared using the accrual method of accounting and have been prepared in accordance with accounting principles generally accepted in the United States. The Company has elected a tax year end of December 31.

These initial financial statements cover the period of inception, June 4, 2007 through December 31, 2008.They reflect all adjustments that, in the opinion of management, are necessary to present fairly the results of operations for the period presented. All adjustments are of a normal recurring nature, unless otherwise disclosed. The results of operations for the period June 4, 2007 through December 31, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

b.   Basic and Diluted Earnings per Share

In February 1997, the FASB issued SFAS No. 128, “Earnings per Share”, which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock.  SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share.  The Company has adopted the provisions of SFAS No. 128 effective February 12, 2007 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding.  Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

c.   Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2008, the Company did not have any cash equivalents.

d.  Stockholders’ Equity

The Company accounts for stock transactions with non-employees based on the fair value of the consideration received.  Stock transactions with employees are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more readily determinable.

e.  Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

f.   Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes.  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.

Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

g.   Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposits. This cash is on deposit with a large federally insured bank. The Company has not experienced any losses in cash balances and does not believe it is exposed to any significant credit risk on cash and cash equivalents.

h.   Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

i.   Recent Accounting Pronouncements

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in =-developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.  This statement amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting non-controlling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). The Company will adopt this Statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB, issued FAS No. 141 (revised 2007), Business Combinations’.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquired; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No. 160, Non-controlling Interests in Consolidated Financial Statements.  The Company will adopt this statement beginning March 1, 2009. It is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 Accounting for Certain Investments in Debt and Equity Securities applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157 Fair Value Measurements.  The Company will adopt SFAS No. 159 beginning March 1, 2008 and is currently evaluating the potential impact the adoption of this pronouncement will have on its consolidated financial statements.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of this statement will change current practice. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt this statement March 1, 2008, and it is not believed that this will have an impact on the Company’s consolidated financial position, results of operations or cash flows.

NOTE 3   GOING CONCERN

The accompanying financial statements are presented on a going concern basis.  The Company had revenues of $7,703 during the period from June 4, 2007 (inception) to December 31, 2008 and has a deficit accumulated during the development stage as of December 31, 2008 of $91,607. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans are to raise funds through debt or equity offerings, in order to fund its operations over the next twelve months.

NOTE 4 RELATED PARTY TRANSACTIONS

On June 5, 2007, the Company issued 4,250,000 shares of common stock to its President in return for $50,000 in inventory. While the company was seeking additional capital, the director advanced funds to the company to pay for organizational costs and other expenses incurred.  These funds are interest free with no specific terms of repayment. The balance due the director on December 31, 2008 was $3,900.

NOTE 5  INCOME TAXES

As of December 31, 2008

Deferred tax assets:
Net operating loss carry forwards	$91,607
Other	-0-
Gross deferred tax assets	27,320
Valuation allowance	(27,320)

Net deferred tax assets	$-0-

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income.  As the achievement of required future taxable income is uncertain, the Company has recorded a valuation allowance for the full amount of the deferred tax asset related to the net operating loss carry-forward.

NOTE 6  NET OPERATING LOSSES

As of December 31, 2008, the Company has a net operating loss carry-forward of approximately $91,607.The net operating loss carry-forward begins to expire twenty years from the date the loss was incurred.

NOTE 7  STOCKHOLDERS’ EQUITY

On June 5, 2007, the company issued a total of 4,250,000 shares of common stock to the president of the Company for $50,000 in inventory at $.011765 cents per share.

On August 8, 2008 the Company commenced a private placement offering of shares of common stock to investors at the offering price of $0.02 cents per share.

On September 16, 2008 the Company issued a total of 2,982,500 shares of common stock to 37 investors for cash at $0.02 cents per share for a net total of $59,650.

The stockholders’ equity section of the Company contains the following classes of capital stock as of December 31, 2008:

•	Common stock, $0.001 par value: 90,000,000 shares authorized; 7,232,500 shares issued and outstanding.

•	Preferred stock, $0.001 par value: 10,000,000 shares authorized; none issued.

NOTE 8   LOANS PAYABLE

The Company issued an unsecured Promissory note dated June 14, 2007 (the “Note”) to Oscar Hudson, in connection with a $50,000 working capital loan to the company. The terms and conditions of such “Note” allow for the pre-payment of principle and accrued interest at anytime without penalty. The interest rate is 7% per annum and the maturity date is June 15, 2010. The total accrued interest as of December 31, 2008 is $5,413.

NOTE 9  INVENTORIES

Inventory consists of the following;

Finished goods	$71,408

Total inventory	$71,408

Plan of Operations

We are in the business on online furniture sales.  Our business is currently operational and we have begun to implement our business plan.  Our business plan clearly spells out our goal to be a major force in the furniture industry.  We seek to establish ourselves as one of the top, online furniture sales companies in the United States by providing quality furnishings, premier customer service and allow 24/7 access to consumers.

•
By developing a comprehensive Web presence, we will avoid the high cost of retail locations that typically run in size from 50,000 square feet to 100,000 square feet at a cost anywhere from $2.00 per square foot and higher for a business operation such as ours.

•	All furniture will be imported from China with the advantage of the owner’s family being based there, serving as the buying agent, thereby ensuring efficient provisioning of the orders placed.

•
The cost of a 2400 square foot shipping container better known as a HQ container can hold approximately $20,000.00 to $50,000.00 worth of goods depending on the size of the goods.  A container of this nature would cost approximately $2,400.00 to ship to the United States.  The company will still enjoy a markup of 300 to 500% at retail after shipping expenses and still maintain a competitive edge.

•	Minimal storage expenses will be needed as product is only ordered when a client makes and pays for a purchase.

•	The majority of our business is conducted online and is dependent on our ability to develop and maintain the website “Restigefurnishing.com”. As an internet based business minimal staff is needed.

•	All furniture will be prepaid and will not carry any debt.

On occasion, we may, depending upon the particulars of a product make special purchases and pass the savings on to our customers.  By negotiating a better price due to quantity or manufacturer close outs we can stay ahead of our competition,

Off Balance Sheet Arrangements

As of March 31, 2009, there were no off balance sheet arrangements.

Results of Operations for Period Ending March 31, 2009

We did not earn significant revenues from inception through the period ending March 31, 2009.  We do not anticipate earning significant revenues until such time as we begin significant distribution and sales.

We incurred operating expenses in the amount of $97,770 from our inception on June 4, 2007, until March 31, 2009. These operating expenses consisted of general and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of March 31, 2009, we had cash of $4,782 and operating capital of $11,880

We have not attained profitable operations and are dependent upon obtaining financing to pursue activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters and Control Persons

Our executive officers and directors and their respective ages as of April 30, 2008 are as follows:

Name	Age	Position(s) and Office(s) Held
Meir Bram	60	President, Vice President, Treasurer and Director
Xifeng Bram	46	Secretary and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Meir Bram

Mr. Bram has an extensive and successful history in business since he arrived from Israel in 1970.  While attending the University of Houston, studying business management, he started a mail order business that grossed more than $1,000,000 when he sold it in 1997.  He then moved to Ocean Shores, Washington and accumulated several million dollars of real estate, including a hotel on the beach.  He moved to Las Vegas in 2002 and started a wholesale and retail furniture business that dealt exclusively in high-end furniture imported from China.  He operated out of three locations with total square footage of more than 60,000 sq. ft.  This experience led Mr. Bram to develop an innovative concept to sell furniture on the Internet.

Xifeng Bram

In 1984, Ms. Bram founded and managed six retail air conditioning sales outlets in Mainland China.  She sold the company and moved to the U.S. in 2002.

Upon arrival in the U.S. Xifeng was active in the real estate market through 2003 with her partner and future husband, Meir Bram.  In 2004 they founded Prestige Direct, Inc., a chain of retail furniture stores in Las Vegas, Nevada.

Directors

Our bylaws authorize no less than one (1) and no more than thirteen (13) directors.  We currently have two Directors, Meir Bram and Xifeng Bram.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

Meir and Xifeng are married.

Director or Officer Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company:  (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Significant Employees

Meir and Xifeng Bram are our only employees.

We conduct our business through agreements with consultants and arms-length third parties. Current arrangements in place include the following:

1.	Verbal agreements with our accountants to perform requested financial accounting services.

2.	Written agreements with auditors to perform audit functions at their respective normal and customary rates.

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with its named executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by an early development stage business, the company has not paid any cash and/or stock compensation to its named executive officers.

One of our current named executive officers holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Meir Bram President	2007 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Xifeng Bram Secretary	2007 2008	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the Company for their service as officer of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Meir Bram	0	0	0	0	0	0	0	0	0
Xifeng Bram	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our director for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Meir Bram	0	0	0	0	0	0	0
Xifeng Bram	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 31, 2009, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 7,232,500 shares of common stock issued and outstanding on March 31, 2009.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Common		4,250,000	58.8%
Common	Total all executive officers and directors	4,250,000	58.8%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH AND NOT SET FORTH HERIN, THE SHARES OFFERED INVOLVE A HIGH DEGREE OF RISK.  ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS (THE???) MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY.  THE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of our directors or executive officers, not any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.
On June 5, 2007, we issued four million, two hundred and fifty thousand (4,250,000) shares of Common Stock to Meir Bram at par value, $0.011765 per share, in exchange for inventory in the amount of $50,000.00

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.  Please Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until August  31, 2009, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$5.84
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$0
Legal fees and expenses	$0

Total	$5.84

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue to 4,250,000 shares of common stock on June 5, 2007 to an officer and director, Mr. Meir Bram, in exchange for inventory at a value of $0.011765 per share.  The total proceeds received from this offering inventory valued at $50,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 2,982,500 shares of our common stock at a price of $0.02 per share to a total of thirty-nine (39) purchasers on September 16, 2008.  The total amount we received from this offering was $59,650. The identity of the purchasers from these offerings is included in the selling shareholder table set forth above. We completed all of these offerings pursuant Rule 903(C)(3) of Regulation S of the Securities Act of 1933.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Specimen Certificate
5.1	Opinion of Wendy E. Miller, with consent to use
23.1	Consent of Moore & Associates

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(a) If the Company is relying on Rule 430B:

i. Each prospectus filed by the Company pursuant to Rule 424(b)(3) shall be deemed  to be  part of the  registration  statement  as of the  date  the  filed prospectus was deemed part of and included in the registration statement; and

ii.  Each  prospectus  required  to be filed  pursuant  to Rule  424(b)(2), (b)(5),  or (b)(7) as part of a registration  statement in reliance on Rule 430B relating to an offering made pursuant to Rule  415(a)(1)(i),  (vii),  or (x) for the  purpose of  providing  the  information  required  by section  10(a) of the Securities  Act shall be deemed to be part of and  included in the  registration statement  as of the earlier of the date such form of  prospectus  is first used after  effectiveness  or the date of the first contract of sale of securities in the  offering  described  in the  prospectus.  As  provided  in Rule  430B,  for liability  purposes  of the  issuer  and any  person  that  is at  that  date an underwriter,  such  date  shall  be  deemed  to be a new  effective  date of the registration  statement relating to the securities in the registration statement to which that  prospectus  relates,  and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering  thereof;  provided, however,  that no statement made in a registration  statement or prospectus that is part of the  registration  statement  or made in a document  incorporated  or deemed  incorporated by reference into the registration  statement or prospectus that is part of the  registration  statement will, as to a purchaser with a time of  contract  of sale  prior to such  effective  date,  supersede  or modify any statement  that was made in the  registration  statement or prospectus  that was part of the  registration  statement  or made in any such  document  immediately prior to such effective date; or

(b) If the Company is subject to Rule 430C:

Each  prospectus  filed  pursuant to Rule 424(b) as part of a  registration statement relating to an offering, other than registration statements relying on Rule 430B or other than  prospectuses  filed in reliance on Rule 430A,  shall be deemed to be part of and included in the  registration  statement as of the date it is first used after effectiveness;  provided, however, that no statement made in a  registration  statement  or  prospectus  that is part of the  registration statement or made in a document incorporated or deemed incorporated by reference into the  registration  statement or prospectus that is part of the registration statement  will, as to a purchaser with a time of contract of sale prior to such first use,  supersede or modify any statement that was made in the  registration statement or prospectus that was part of the  registration  statement or made in any such document  immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:  The undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to the purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)  Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Nevada, on __________, 2009.

Prestige Furnishing.Com, Inc.

By:	/s/ Meir Bram
Mr. Meir Bram
President, Vice President, Treasurer and Director